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                                                                    EXHIBIT 99.1



                                ARIS CORPORATION


FINANCIAL STATEMENT SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS AND RESERVES



                                     BALANCE AT     CHARGE TO                  BALANCE AT
                                     BEGINNING      COSTS AND                    END OF
                                     OF PERIOD      EXPENSES    DEDUCTIONS       PERIOD
                                     ---------      --------    ----------     ----------
YEAR ENDED DECEMBER 31, 1997
Allowance for doubtful accounts ....   $  403        $  676        $(162)        $  917

YEAR ENDED DECEMBER 31, 1998
Allowance for doubtful accounts ....   $  917        $  706        $(360)        $1,263

YEAR ENDED DECEMBER 31, 1999
Allowance for doubtful accounts ....   $1,263        $1,672        $(438)        $2,497